Consent of Independent Auditors                                 Exhibit 23

    We consent to the incorporation by reference in the following Registration Statements of our report dated January 31, 1997 (except for Note 2, as to which the date is March 7, 1997), with respect to the consolidated financial statements of CSX Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 27, 1996:

Registration
Statement
Number       Description
-------------------------------------------------------

 33-2083     Post-Effective Amendment No. 1 to Form S-3
 33-2084     Post-Effective Amendment No. 1 to Form S-3
 33-16230    Form S-8
 33-25537    Form S-8
 33-29136    Form S-8
 33-37449    Form S-8
 33-41236    Form S-3
 33-41498    Form S-8
 33-41499    Form S-8
 33-41735    Form S-8
 33-41736    Form S-8
 33-48841    Form S-3
 33-49767    Form S-8
 33-57029    Form S-8
333-09213    Form S-8
333-19523    Form S-4


                                            /s/  ERNST & YOUNG LLP
                                            ----------------------
                                            Ernst & Young LLP


Richmond, Virginia
March 12, 1997